                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                    Continental Mortgage and Equity Trust
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY

                     CONTINENTAL MORTGAGE AND EQUITY TRUST
                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Continental Mortgage and Equity Trust:

     PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of Continental Mortgage and Equity Trust (the "Trust") will be held at 10:00 a.m., Central time, on Tuesday, April 30, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231, to consider and vote on the following matters:

          (1) the election of five Trustees of the Trust;

          (2) the renewal of the Trust's current advisory agreement with Basic Capital Management, Inc.;

          (3) A proposal to repeal subpart(e) of Section 5.3 of the Trust's Declaration of Trust which limits the Trust's ability to invest in certain unimproved, non-income producing property;

          (4) A proposal to repeal subpart (g) of Section 5.3 of the Trust's Declaration of Trust which limits the time which the Trust may hold its investments in equity securities; and

          (5) the transaction of such other business as may properly come before the annual meeting or any adjournments thereof.

     Only Shareholders of record at the close of business on April   , 1996,
will be entitled to vote at the Annual Meeting. Shareholders are cordially invited to attend the Annual Meeting in person.

     Regardless of whether you plan to be present at the Annual Meeting, please promptly date, mark, sign, and mail the enclosed proxy ballot card to American Stock Transfer and Trust Company in the envelope provided. Any Shareholder who executes and delivers the enclosed proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A Shareholder may also revoke a proxy by attending and voting at the Annual Meeting. Your vote is important, regardless of the number of Shares you own.

     The Annual Report to Shareholders for the year ended December 31, 1994, has been mailed to all Shareholders under separate cover.

Dated: April   , 1996.

                                  BY ORDER OF THE BOARD OF TRUSTEES
                                  OF CONTINENTAL MORTGAGE AND EQUITY TRUST

                                            /s/ ROBERT A. WALDMAN
                                                Robert A. Waldman
                                                    Secretary

                                   IMPORTANT

     YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY BALLOT CARD. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY BALLOT CARD SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

            FAILURE TO VOTE MAY SUBJECT THE TRUST TO FURTHER EXPENSE

     If your Shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your Shares. Please contact promptly the person responsible for your account and give instructions for your Shares to be voted.

                PRELIMINARY STATEMENT FOR THE INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY

                     CONTINENTAL MORTGAGE AND EQUITY TRUST
                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS 75231
                                 (214) 692-4700

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1996

                        GENERAL SHAREHOLDER INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Continental Mortgage and Equity Trust (the "Trust") of proxies to be used at the Annual Meeting of Shareholders for consideration of and voting upon (1) the election of five Trustees, (2) the renewal of the Trust's current advisory agreement with Basic Capital Management, Inc. ("BCM" or the "Advisor"), (3) proposal to repeal subpart (e) of Section 5.3 of the Trust's Declaration of Trust which limits the Trusts's ability to invest in certain unimproved, non-income producing property, (4) a proposal to repeal subpart (g) of Section 5.3 of the Trust's Declaration of Trust which limits the time which the Trust may hold its investments in equity securities, and (5) the transaction of such other business as may properly come before the meeting or any adjournments thereof.

     The Annual Meeting will be held at 10:00 a.m., Central time, on Tuesday, April 30, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231. The Trust's financial statements for the year ended December 31, 1994 were audited by BDO Seidman. A representative from BDO Seidman is expected to be present at the Annual Meeting to respond to appropriate questions, and such representative will have an opportunity to make a statement if such representative desires to do so. This Proxy Statement and the accompanying proxy
are first being mailed to Shareholders on or about April   , 1996.

SHAREHOLDERS ENTITLED TO VOTE

     Only holders of record of issued and outstanding shares of beneficial
interest of the Trust (the "Shares") at the close of business on April   , 1996
(the "Record Date"), are entitled to vote at the Annual Meeting and at any
adjournments thereof. At the close of business on April   , 1996, there were
4,248,170 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.

VOTING OF PROXIES

     When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the five nominees as Trustees (Proposal One), Shareholders may choose to vote for all of the nominees, withhold authority for voting for all of the nominees or withhold authority for voting for any individual nominee. As to the renewal of the Trust's current advisory agreement with BCM (Proposal Two), the proposal to repeal subpart (e) of Section 5.3 of the Trust's Declaration of Trust (Proposal Three) and the proposal to repeal subpart (g) of Section 5.3 of the Trust's Declaration of Trust (Proposal Four), Shareholders may choose to vote for, against or abstain from voting on each of the proposals in their entirety.

     In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of the five nominees for election to the Board of Trustees and in favor of Proposals Two, Three and Four. The Board of Trustees does not know of any other business to be brought before the Annual

Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

EFFECTS OF AND REASONS FOR PROPOSAL TWO

     In considering Proposal Two for the renewal of the Trust's current advisory agreement with BCM, Shareholders should be aware that BCM will be entitled to receive payments of certain fees from the Trust for the services it will perform. In addition, BCM serves as advisor to other entities engaged in real estate investment activities that are similar to those of the Trust and which may compete with the Trust in purchasing, selling, leasing and financing real estate and related investments.

     Section 4.4 of the Trust's Declaration of Trust provides that any contract with the Advisor cannot have an initial term of more than two years and must provide for annual renewal or extension thereafter, subject to approval by the Shareholders of the Trust. BCM has been providing advisory services to the Trust since March 1989. The current advisory agreement was executed as of December 1, 1992 and was approved by the Shareholders on April 26, 1993. The renewal of the advisory agreement was approved by the Shareholders at the last Annual Meeting of Shareholders which was held on March 7, 1995.

     The Board of Trustees believes that the terms of the advisory agreement with BCM are at least as favorable to the Trust as those that would be obtained from unaffiliated third parties.

VOTE REQUIRED FOR ELECTION OR APPROVAL

     Pursuant to Section 6.7 of the Declaration of Trust, a majority of the issued and outstanding Shares entitled to vote at a meeting of shareholders represented in person or by proxy, shall constitute a quorum at such meeting.
Section 6.7 also provides that election of any Trustee requires the affirmative vote of a majority of the votes cast at a meeting of Shareholders by holders of Shares entitled to vote thereon. The renewal of the Trust's current advisory agreement with BCM (Proposal Two), the proposal to repeal subpart (e) of Section
5.3 of the Trust's Declaration of Trust (Proposal Three) the proposal to repeal subpart (g) of Section 5.3 of the Trust's Declaration of Trust (Proposal Four) also require the affirmative vote of a majority of the votes cast at the Annual Meeting.

     Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

     As of March 15, 1996, management and affiliates held 2,097,613 Shares representing approximately [49%] of the Shares outstanding. Such parties intend to vote such Shares for each of the proposals in accordance with the recommendation of the Board of Trustees.

REVOCATION OF PROXIES

     A proxy is enclosed herewith. Any Shareholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A SHAREHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF SHAREHOLDERS (1995)

     Any proposal intended to be presented by a Shareholder at the 1995 Annual Meeting of Shareholders of the Trust must be received at the principal office of the Trust not later than May 31, 1996, in order to be considered for inclusion in the Trust's proxy statement and form of proxy (as the case may be) for that meeting.

                                 PROPOSAL ONE:
                              ELECTION OF TRUSTEES

NOMINEES

     The following persons have been nominated to serve as Trustees of the
Trust: John P. Parsons, Bennett B. Sims, Ted P. Stokely, Martin L. White and Edward G. Zampa.

     Each of the nominees is currently a Trustee of the Trust. Each of the nominees has been nominated by the Board of Trustees to serve for an additional term until the next Annual Meeting of Shareholders or until his successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a Trustee if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Trustees. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Trustees takes action to reduce the number of Trustees, for such other person(s) as he or she may select in place of such nominee(s).

     The nominees are listed below, together with their ages, terms of service, all positions and offices with the Trust or the Trust's advisor, BCM, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Trustee, means that the Trustee is an officer, director or employee of the Advisor or an officer of the Trust. The designation "Independent", when used below with respect to a Trustee, means the Trustee is neither an officer or employee of the Trust nor a director, officer or employee of the Advisor, although the Trust may have certain business or professional relationships with such Trustee as discussed below under "Certain Business Relationships and Related Transactions".

                             NAME, PRINCIPAL OCCUPATIONS,
                         BUSINESS EXPERIENCE AND DIRECTORSHIPS                       AGE
    -------------------------------------------------------------------------------  ---
    JOHN P. PARSONS: Trustee (Independent) (since January 1995).                     67
      Chairman and Chief Executive Officer (since 1984) of Pierpont Corporation;
      Director of Zentrum Holdings Limited (NZ) (since 1984), the Pickford
      Foundation (since 1980), International Divertissements, Ltd. (since 1986) and
      Lifehouse International, Ltd. (since 1990); and Director (since January 1995)
      of Transcontinental Realty Investors, Inc. ("TCI") and Income Opportunity
      Realty Investors, Inc. ("IORI").

    BENNETT B. SIMS: Trustee (Independent) (since April 1990).                       63
      Author (Since 1964); Screen and Television Writer (since 1960); Independent
      Marketing Consultant (since 1980) for various companies; Professor of
      Dramatic Writing (since September 1987) at Tisch School of the Arts, New York
      University; Director (since April 1990) of IORI and TCI; and Trustee (from
      April 1990 to August 1994) of National Income Realty Trust ("NIRT") and (from
      December 1992 to August 1994) of Vinland Property Trust ("VPT").

                             NAME, PRINCIPAL OCCUPATIONS,
                         BUSINESS EXPERIENCE AND DIRECTORSHIPS                       AGE
    -------------------------------------------------------------------------------  ---
    TED P. STOKELY: Trustee (Independent) (since April 1990) and Chairman of the     62
      Board (since January 1995).
      General Manager (since January 1995) of ECF Senior Housing Corporation a nonprofit corporation; General Manager (since January 1993) of Housing
      Assistance Foundation, Inc., a nonprofit corporation; Part-time unpaid consultant (since January 1993) of Eldercare Housing Foundation, a nonprofit corporation engaged in the acquisition of low income and elderly housing;
      President (since April 1992) of PSA Group (real estate management and consulting); Executive Vice President (1987 to 1991) of Key Companies, Inc.,
      a publicly traded company that develops, acquires and sells water and minerals; Managing General Partner (1985 to 1987) of Success Properties, a
      Texas real estate investment company; Director (since April 1990) and
      Chairman of the Board (since January 1995) of IORI and TCI; and Trustee (from
      April 1990 to August 1994) of NIRT.

    MARTIN L. WHITE: Trustee (Independent) (since January 1995).                     56
      Chairman and Chief Executive Officer (since 1993) of North American Trading
      Company, Ltd.; President and Chief Operating Officer (since 1992) of
      Community Based Developers, Inc.; Development Officer and Loan Manager (1986
      to 1992) of the City of San Jose, California; Vice President and Director of
      Programs (1967 to 1986) of Arpact, Inc., a government contractor for small business development and trade; and Director (since January 1995) of TCI and
      IORI.

    EDWARD G. ZAMPA: Trustee (Independent) (since January 1995).                     61
      General Partner (since 1976) of Edward G. Zampa and Company; and Director
      (since January 1995) of TCI and IORI.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

BOARD COMMITTEES

     The Trust's Board of Trustees held eleven meetings during 1994 and thirteen meetings in 1995. For each such year, no incumbent Trustee attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he had been a Trustee and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     The Board of Trustees has an Audit Committee, the function of which is to review the Trust's operating and accounting procedures. The current members of the Audit Committee, all of whom are Independent Trustees, are Messrs. Parsons (Chairman), Stokely and White. The Audit Committee met twice during 1994 and twice during 1995.

     In June 1995, the Trust's Board of Trustees authorized the creation of a Relationship with Advisor Committee, a Board Development Committee, and a Corporate Vision Committee. The current members of the Relationship with Advisor Committee are Messrs. Parsons and Zampa. The Relationship with Advisor Committee reviews and reports to the Trust's Board of Trustees on the services provided to the Trust by the Advisor and its affiliates and terms of any engagement or compensation of the Advisor or its affiliates. The Relationship with Advisor Committee met one time in 1995.

     The Board Development Committee reviews and reports to the Trust's Board of Trustees on the membership, compensation and functions of the Board of Trustees. The current members of the Board Development Committee are Messrs. Sims and White. The Board Development Committee held no meetings in 1995. The Corporate Vision Committee is to review and report to the Trust's Board of Trustees on the

Trust's short-term and long-term strategic objectives. As of March 15, 1996, the members had not been appointed to the Corporate Vision Committee.

     The Trust's Board of Trustees does not have Nominating or Compensation Committees.

     Until January 11, 1995, the Trust's Board of Trustees had a Related Party Transaction Committee which reviewed and made recommendations to the Board of Trustees with respect to transactions involving the Trust and any other party or parties related to or affiliated with the Trust, any of its Trustees or any of their affiliates, and a Litigation Committee which reviewed certain litigation involving Mr. Gene E. Phillips. Mr. Phillips served as a Trustee of the Trust until December 31, 1992, as a director of BCM until December 22, 1992, and as Chief Executive Officer of BCM until September 1, 1992. See "Involvement in Certain Legal Proceedings" below for a discussion of Mr. Phillips background and relationship to BCM. The members of each such committee were Independent Trustees of the Trust. During 1994, the Related Party Transaction Committee met eight times and the Litigation Committee met four times.

     The Litigation Committee evaluated the nature and quality of the allegations made in any litigations or investigations involving Mr. Phillips in order to assess whether BCM should continue to act as Advisor to the Trust. The Litigation Committee, while not needing to duplicate the adjudicatory process, was also required to conduct any investigation that was appropriate and necessary to discharge the above obligations.

     The Related Party Transaction Committee and the Litigation Committee were formed in 1990 pursuant to the settlement of the Olive litigation discussed below. In December 1994, the court approved a Modification of Stipulation of Settlement which relieved the Trust of the requirement to maintain the two committees. Accordingly, both of the committees were terminated by the Board of Trustees on January 11, 1995.

OLIVE LITIGATION

     In February 1990, the Trust, together with IORI, NIRT and TCI, three real estate entities with, at the time, the same officers, directors or trustees and advisor as the Trust, entered into a settlement of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al. relating to the operation and management of each of the entities. On April 23, 1990, the court granted final approval of the terms of the settlement.

     On May 4, 1994, the parties entered into a Modification of Stipulation of Settlement dated April 27, 1994 (the "Modification") which settled subsequent claims of breaches of the settlement which were asserted by the plaintiffs and modified certain provisions of the April 1990 settlement. The Modification was preliminarily approved by the court on July 1, 1994. Final court approval of the Modification was entered on December 12, 1994. The effective date of the Modification was January 11, 1995.

     The Modification, among other things, provided for the addition of three new unaffiliated members to the Trust's Board of Trustees and set forth new requirements for the approval of certain transactions with affiliates until April 28, 1999. In addition, BCM, the Trust's advisor, Gene E. Phillips and William S. Friedman, who served as President and Trustee of the Trust until February 24, 1995, President of BCM until May 1, 1993 and director of BCM until December 22, 1989, agreed to pay a total of $1.2 million to the Trust, IORI, NIRT and TCI, of which the Trust's share is $750,000. As of March 1, 1996, the Trust had received $594,000. The remaining $156,000 is to be paid in monthly installments through August 1, 1996.

     Under the Modification, the Trust, IORI, NIRT, TCI and their shareholders released the defendants from any claims relating to the plaintiffs' allegations. The Trust, IORI, NIRT and TCI also agreed to waive any demand requirement for the plaintiffs to pursue claims on behalf of each of them against certain persons or entities. The Modification also requires that any shares of the Trust held by Messrs. Phillips, Friedman or their affiliates shall be (i) voted in favor of the reelection of all current Board members that stand for reelection during the two calendar years following the effective date of the Modification, and (ii) voted in favor of all new Board members appointed pursuant to the terms of the Modification that stand for reelection during the three calendar years following the effective date of the Modification.

     Pursuant to the terms of the Modification, certain related party transactions which the Trust may enter into prior to April 28, 1999, require the unanimous approval of the Trust's Board of Trustees. In addition, such related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Trust's Board of Trustees that the transaction is in the best interests of the Trust and that no other opportunity exists that is as good as the opportunity presented by such transaction.

     For purposes of the Modification requirements, the term "related party transaction" means and includes (i) any transaction between or among the Trust or IORI, NIRT or TCI or any of their affiliates or subsidiaries; (ii) any transaction between or among the Trust, its affiliates or subsidiaries and the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates; and (iii) any transaction between or among the Trust or any of its affiliates or subsidiaries and a third party with whom the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates has an ongoing or contemplated business or financial transaction or relationship of any kind, whether direct or indirect, or has had such a transaction or relationship in the preceding one year.

     The Modification requirements for related party transactions do not apply to direct contractual agreements for services between the Trust and the Advisor or one of its affiliates, (including the Advisory Agreement, the Brokerage Agreement and the property management contracts). These agreements require the prior approval by two-thirds of the Trustees of the Trust, and if required, approval by a majority of the shareholders. The Modification requirements for related party transactions also do not apply to joint ventures between or among the Trust and IORI NIRT or TCI or any of their affiliates or subsidiaries and a third party having no prior or intended future business or financial relationship with Mr. Phillips, Mr. Freidman, the Advisor, or any affiliate of such parties. Such joint ventures may be entered into on the affirmative vote of a majority of the Trustees of the Trust.

     The Modification also terminated a number of the provisions of the settlement, including the requirement that the Trust, IORI, NIRT and TCI maintain a Related Party Transaction Committee and a Litigation Committee of their respective Boards. The Court retained jurisdiction to enforce the Modification.

EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of the Trust:
Randall M. Paulson, President; Bruce A. Endendyk, Executive Vice President; and Thomas A. Holland, Executive Vice President and Chief Financial Officer. Their positions with the Trust are not subject to a vote of shareholders. The age, terms of service, all positions and offices with the Trust or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of each executive officer are set forth below.

                                                                                     AGE
                                                                                     ---
    RANDALL M. PAULSON: President (since August 1995) and Executive Vice President   49
                        (January 1995 to August 1995).
      President (since August 1995) and Executive Vice President (January 1995 to
      August 1995) of IORI, TCI and Syntek Asset Management, Inc. ("SAMI") and
      (October 1994 to August 1995) of BCM; Director (since August 1995) of SAMI;
      Executive Vice President (since January 1995) of American Realty Trust, Inc.
      ("ART"); Vice President (1993 to 1994) of GSSW, LP, a joint venture of Great
      Southern Life and Southwestern Life; Vice President (1990 to 1993) of
      Property Company of America Realty, Inc.; President (1990) of Paulson Realty
      Group; President (1983 to 1989) of Johnstown Management Company; and Vice
      President (1979 to 1982) of Lexton-Ancira.

                                                                                     AGE
                                                                                     ---
    BRUCE A. ENDENDYK: Executive Vice President (since January 1995).                47
      President (since January 1995) of Carmel Realty, Inc. (Carmel Realty), a
      company owned by Syntek West, Inc. ("SWI"); Executive Vice President (since
      January 1995) of BCM, SAMI, ART, IORI and TCI; Management Consultant
      (November 1990 to December 1994); Executive Vice President (January 1989 to
      November 1990) of Southmark Corporation ("Southmark"); President and Chief
      Executive Officer (March 1988 to January 1989) of Southmark Equities
      Corporation; and Vice President/Resident Manager (December 1975 to March
      1988) of Coldwell Banker Commercial/Real Estate Services in Houston, Texas.

    THOMAS A. HOLLAND: Executive Vice President and Chief Financial Officer (since   52
      August 1995) and Senior Vice President and Chief Accounting Officer (July
      1990 to August 1995).
      Executive Vice President and Chief Financial Officer (since August 1995) and
      Senior Vice President and Chief Accounting Officer (July 1990 to August 1995)
      of SAMI, BCM, ART, IORI and TCI; Senior Vice President and Chief Accounting
      Officer (July 1990 to February 1994) of NIRT and VPT; Vice President and
      Controller of Southmark (December 1986 to June 1990); Vice President-Finance
      of Diamond Shamrock Chemical Company (January 1986 to December 1986);
      Assistant Controller of Maxus Energy Corporation (formerly Diamond Shamrock
      Corporation) (May 1976 to January 1986); Trustee of Arlington Realty
      Investors (August 1989 to June 1990); and Certified Public Accountant (since
      1970).

OFFICERS

     Although not executive officers of the Trust, the following persons currently serve as officers of the Trust: Drew D. Potera, Treasurer; and Robert
A. Waldman, Senior Vice President, Secretary and General Counsel. Their positions with the Trust are not subject to a vote of shareholders. Their ages, terms of service, all positions and offices with the Trust or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                                                                                     AGE
                                                                                     ---
    DREW D. POTERA: Treasurer (since December 1990) Treasurer (since December 1990)  36 of IORI and TCI; Treasurer (December 1990 to February 1994) of NIRT and VPT;
      Assistant Treasurer (December 1990 to August 1991) and Treasurer (since
      August 1991) of ART; Vice President, Treasurer and Securities Manager (since
      July 1990) of BCM; and Financial Consultant with Merrill Lynch, Pierce,
      Fenner & Smith Incorporated (June 1985 to June 1990).

                                                                                     AGE
                                                                                     ---
    ROBERT A. WALDMAN: Senior Vice President and General Counsel (since January      43
                       1995), Vice President (December 1990 to January 1995) and
                       Secretary (since December 1993).
      Senior Vice President and General Counsel (since January 1995), Vice
      President (December 1990 to January 1995) and Secretary (since December 1993)
      of IORI and TCI; Vice President (December 1990 to February 1994) and
      Secretary (December 1993 to February 1994) of NIRT and VPT; Senior Vice
      President and General Counsel (since January 1995), Vice President (January
      1993 to January 1995) and Secretary (since December 1989) of ART; Senior Vice
      President and General Counsel (since November 1994), Vice President and
      Corporate Counsel (November 1989 to November 1994) and Secretary (since
      November 1989) of BCM; Senior Vice President and General Counsel (since
      January 1995), Vice President (April 1990 to January 1995) and Secretary
      (since December 1990) of SAMI; Director (February 1987 to October 1989) of
      Red Eagle Resources Corporation (oil and gas); Assistant General Counsel,
      Senior Staff Attorney and Staff Attorney (1981 to 1985) of Texas
      International Company (oil and gas); and Staff Attorney (1979 to 1981) of
      Iowa Beef Processors, Inc.

     In addition to the foregoing officers, the Trust has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the securities laws of the United States, the Trust's Trustees, executive officers, and any persons holding more than ten percent of the Trust's shares of beneficial interest are required to report their ownership of the Trust's shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established and the Trust is required to report any failure to file by these dates during 1994. All of these filing requirements were satisfied by its Trustees and executive officers and ten percent holders. In making these statements, the Trust has relied on the written representations of its incumbent Trustees and executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

     Although the Board of Trustees is directly responsible for managing the affairs of the Trust and for setting the policies which guide it, the day-to-day operations of the Trust are performed by a contractual advisor under the supervision of the Board of Trustees. The stated duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities for the Trust. The advisor also serves as a consultant to the Trust's Board of Trustees in connection with the business plan and investment policy decisions.

     BCM has served as the Trust's Advisor since March 1989. BCM is a corporation of which Messrs. Paulson, Endendyk and Holland serve as executive officers. BCM is owned by a trust for the benefit of the children of Mr. Phillips. Prior to December 22, 1989, Mr. Phillips served as a director of BCM, and until September 1, 1992, Mr. Phillips served as Chief Executive Officer of BCM. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Trust.

     At the Trust's annual meeting of shareholders held on March 7, 1995, the Trust's shareholders approved the renewal of the Trust's advisory agreement with BCM through the next annual meeting of the Trust's shareholders. Subsequent renewals of the Advisory Agreement with BCM require the approval of the Trust's shareholders.

     See "The Advisory Agreement" below for a detailed discussion of the advisory fees payable to BCM by the Trust.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     Gene E. Phillips served as a Trustee of the Trust until December 31, 1992, and as a director until December 22, 1989 and Chief Executive Officer until September 1, 1992 of BCM. Although Mr. Phillips no longer serves as an officer or director of BCM or as a Trustee of the Trust, he does serve as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services for the Trust.

     Southmark Bankruptcy. Until January 1989, Mr. Phillips served as Chairman of the Board and Director (since 1980) and President and Chief Executive Officer (since 1981) of Southmark. As a result of a deadlock on Southmark's Board of Directors, Mr. Phillips, among others, reached an agreement with Southmark on January 17, 1989, whereby Mr. Phillips resigned his positions with Southmark and certain of Southmark's subsidiaries and affiliates. Southmark filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code on July 14, 1989.

     San Jacinto Savings Association. On November 30, 1990, San Jacinto Savings Association ("SJSA"), a savings institution that had been owned by Southmark since 1983 and for which Mr. Phillips served as a director from 1987 to January 1989, was placed under conservatorship of the Resolution Trust Corporation ("RTC") by federal banking authorities. On December 14, 1990, SJSA was converted into a Federal Association and placed in receivership. On November 26, 1993, the RTC filed lawsuits in Dallas and New York City against Mr. Phillips, six former directors, auditors and lawyers of SJSA, alleging that the auditors and former directors could and should have stopped SJSA's poor lending practice during the period it was owned by Southmark and that the former directors abdicated their responsibility for reviewing loans during the same period. The Office of Thrift Supervision ("OTS") also conducted a formal examination of SJSA and its affiliates.

     On November 21, 1994, Mr. Phillips entered into an agreement with the RTC and the OTS settling all claims relating to his involvement with SJSA.

     Litigation Against Southmark and its Affiliates Alleging Fraud or Mismanagement. There were several lawsuits filed against Southmark, its former officers and directors (including Mr. Phillips) and others, alleging, among other things, that such persons and entities engaged in conduct designed to defraud and mislead the investing public by intentionally misrepresenting the financial condition of Southmark. All such lawsuits have been settled or dismissed without any findings or admissions of wrongdoing by Mr. Phillips. THE TRUST WAS NOT A DEFENDANT IN ANY OF THESE LAWSUITS.

     Litigation Relating to Lincoln Savings and Loan Association, F.A. In an action filed in the United States District Court for the District of Arizona on behalf of Lincoln Savings and Loan Association, F.A. ("Lincoln"), and captioned RTC v. Charles H. Keating, Jr., et al., the RTC alleged that Charles H. Keating, Jr. and other persons, including Mr. Phillips, fraudulently diverted funds from Lincoln.

     The RTC alleged that Mr. Phillips aided and abetted the insider defendants in a scheme to defraud Lincoln and its regulators; that Southmark, its subsidiaries and affiliates, including SJSA, facilitated and concealed the use of Lincoln funds to finance the sale, at inflated prices, of assets of Lincoln's parent, American Continental Corp. ("ACC"), in return for loans from Lincoln and participation in contrived transactions; and that the insider defendants caused Southmark to purchase ACC assets at inflated prices. The RTC alleged that Lincoln and/or ACC engaged in three illegal transactions with Southmark or its affiliates while Mr. Phillips was affiliated with Southmark. Southmark was not a defendant in this action.

     The RTC alleged nine separate causes of action against Mr. Phillips, including aiding and abetting the violation of, and conspiracy to violate, federal and state Racketeer Influenced and Corrupt Organizations Act ("RICO") statutes, violations of Arizona felony statutes, common law fraud, civil conspiracy and breach of fiduciary duty. The RTC sought to recover from the defendants more than $1 billion, as well as treble damages under the federal RICO statute, punitive damages of at least $100 million and attorneys' fees and costs. On November 21, 1994, Mr. Phillips entered into an agreement with the RTC settling all claims relating to his involvement with Lincoln.

     Southmark Partnership Litigation. One of Southmark's principal businesses was real estate syndication and from 1981 to 1987 Southmark raised over $500 million in investments from limited partners of several hundred limited partnerships. The following two lawsuits related to and involved such activities.

     In an action filed in May 1992 in a Texas state court captioned HCW Pension Real Estate Fund, et al. v. Phillips et al.,the plaintiffs, fifteen former Southmark related public limited partnerships, alleged that the defendants violated the partnership agreements by charging certain administrative costs and expenses to the plaintiffs. The complaint alleged claims for breach of fiduciary duty, fraud and conspiracy to commit fraud and sought to recover actual damages of approximately $12.6 million plus punitive damages, attorneys' fees and costs. The defendants included, among others, Mr. Phillips. In October 1993, the court granted partial summary judgment in favor of Mr. Phillips on the plaintiffs' breach of fiduciary duty claims. Notice of non-suit in favor of Mr. Phillips was entered on March 9, 1994.

     In an action filed in January 1993 in a Michigan state court captioned Van Buren Associates Limited Partnership, et al., v. Friedman et al., the plaintiff, a former Southmark sponsored limited partnership, alleged a claim for breach of fiduciary duty in connection with the 1988 transfer of certain property by the partnership. The plaintiff sought damages in an unspecified amount, plus costs and attorneys' fees. The plaintiff also sought to quiet title to the property at issue. The defendants included, among others, Mr. Phillips. This lawsuit was settled in November 1994.

PROPERTY MANAGEMENT

     Since February 1, 1990, affiliates of BCM have provided property management services to the Trust. Currently Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides such property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Trust at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) SWI, of which Mr. Phillips is the sole shareholder, (ii) Mr. Phillips and, (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of eleven of the Trust's commercial properties and the industrial warehouse facilities owned by one of the real estate partnerships in which the Trust and NIRT are partners to Carmel Realty, which is a company owned by SWI. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

REAL ESTATE BROKERAGE

     Effective December 1, 1992, the Trust's Board of Trustees approved the non-exclusive engagement of Carmel Realty to perform brokerage services for the Trust. Carmel Realty is entitled to receive a commission for property acquisitions and sales by the Trust in accordance with the following sliding scale of total fees to be paid by the Trust: (i) maximum fee of 5% on the first $2.0 million of any purchase or sale transaction of which no more than 4% would be paid to Carmel Realty or affiliates; (ii) maximum fee of 4% on transaction amounts between $2.0 million to $5.0 million of which no more than 3% would be paid to Carmel Realty or affiliates; (iii) maximum fee of 3% on transaction amounts between $5.0 million to $10.0 million of which no more than 2% would be paid to Carmel Realty or affiliates; and (iv) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1 1/2% would be paid to Carmel Realty or affiliates.

EXECUTIVE COMPENSATION

     The Trust has no employees, payroll or benefit plans and pays no compensation to the executive officers of the Trust. The executive officers of the Trust who are also officers or employees of BCM, the Trust's Advisor, are compensated by the Advisor. Such executive officers of the Trust perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

     The only remuneration paid by the Trust is to the Trustees who are not officers or directors of BCM or its affiliated companies. The Independent Trustees (i) review the business plan of the Trust to determine that it is in the best interest of the Trust's shareholders, (ii) review the Trust's contract with the advisor, (iii) supervise the performance of the Trust's advisor and review the reasonableness of the compensation which the Trust pays to its advisor in terms of the nature and quality of services performed, (iv) review the reasonableness of the total fees and expenses of the Trust and (v) select, when necessary, a qualified independent real estate appraiser to appraise properties acquired by the Trust. Until January 1, 1995, the Independent Trustees received compensation in the amount of $6,000 per year, plus reimbursement for expenses. In addition, each Independent Trustee received (i) $3,000 per year for each committee of the Board of Trustees on which he served,
(ii) $2,500 per year for each committee chairmanship and (iii) $1,000 per day for any special services rendered by him to the Trust outside of his ordinary duties as Trustee, plus reimbursement of expenses.

     On June 9, 1995, the Trust's Board of Trustees revised the compensation to be paid to Independent Trustees effective as of January 1, 1995. Each Independent Trustee shall receive compensation in the amount of $15,000 per year, plus reimbursement for expenses and the Chairman of the Board shall receive $1,500 per year for serving in such position. In addition, each Independent Trustee shall receive an additional fee of $1,000 per day for any special services rendered by him to the Trust outside of his ordinary duties as Trustee, plus reimbursement of expenses.

     During 1994, the Board of Trustees established a Screening Committee for the purpose of interviewing candidates for nomination to the Board pursuant to the modification of the Olive Litigation. In connection with such services each member of the Screening Committee received a $5,000 fee.

     During 1994, $91,500 was paid to the Independent Trustees in total Trustees' fees for all services, including the annual fee for service during the period June 1, 1994 through May 31, 1995, and 1994 special service fees as follows: Willie K. Davis, $13,250; Geoffrey C. Etnire, $16,250; Randall K. Gonzalez, $10,500; Dan L. Johnston, $8,500; A. Bob Jordan, $10,250; Raymond V.J. Schrag, $8,750; Bennett B. Sims, $12,000; and Ted P. Stokely, $12,000.

PERFORMANCE GRAPH

     The following performance graph compares the cumulative total shareholder return on the Trust's shares of beneficial interest with the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts, Inc. Hybrid REIT Total Return Index ("REIT Index"). The comparison assumes that $100 was invested on December 31, 1989 in the Trust's shares of beneficial interest and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

      Measurement Period                          S&P 500 In-
    (Fiscal Year Covered)          The Trust          dex         REIT Index
1989                                       100             100             100
1990                                        60              97              72
1991                                       110             126             100
1992                                        99             136             116
1993                                       213             150             141
1994                                       259             152             147

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Trust's shares of beneficial interest, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Trust to be beneficial owners of more than 5% of its shares of beneficial interest as of the close of business on March 15, 1996.

                                                                   AMOUNT AND NATURE
                        NAME AND ADDRESS                             OF BENEFICIAL       PERCENT OF
                       OF BENEFICIAL OWNER                             OWNERSHIP          CLASS(1)
- -----------------------------------------------------------------  -----------------     ----------
American Realty Trust, Inc.                                            1,630,065            38.4%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231
Basic Capital Management, Inc.                                           467,549            11.0%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231

- ---------------

(1) Percentage is based upon 4,248,170 shares of beneficial interest outstanding at March 15, 1996.

     Security Ownership of Management. The following table sets forth the ownership of the Trust's shares of beneficial interest, both beneficially and of record, both individually and in the aggregate for the Trustees and executive officers of the Trust as of the close of business on March 15, 1996.

                                                                   AMOUNT AND NATURE
                             NAME OF                                 OF BENEFICIAL       PERCENT OF
                        BENEFICIAL OWNER                               OWNERSHIP          CLASS(1)
- -----------------------------------------------------------------  -----------------     ----------
All Trustees and Executive                                            2,097,613(2)          49.3%
  Officers as a group
  (8 individuals)

- ---------------

(1) Percentages are based upon 4,248,170 shares of beneficial interest issued and outstanding at March 15, 1996.

(2) Includes 1,630,065 shares owned by ART and 467,549 shares owned by BCM of which the executive officers of the Trust may be deemed to be beneficial owners by virtue of their positions as executive officers or directors of ART and BCM. The Trust's executive officers disclaim beneficial ownership of such shares.

     On December 5, 1989, the Trust's Board of Trustees approved a program for the Trust to repurchase its shares of beneficial interest. The Trust's Board of Trustees has authorized the Trust to repurchase a total of 1,465,000 of its shares of beneficial interest pursuant to such program. Through December 31, 1995, the Trust had repurchased 1,177,725 shares at a total cost to the Trust of $5.0 million. The Trust purchased none of its shares of beneficial interest during 1995. In 1996, through March 15, 1996, the Trust has repurchased 128,994 additional shares at a total cost to the Trust of $1.3 million.

     On March 24, 1989, the Trust distributed one share purchase right for each outstanding share of beneficial interest of the Trust. On December 10, 1991, the Trust's Board of Trustees voted to redeem the rights, having determined that the rights were no longer necessary to protect the Trust from coercive tender offers. In connection with such redemption, Messrs. Phillips and Freidman and their affiliates, who owned approximately 28% of the Trust's outstanding shares of beneficial interest at the time, agreed not to acquire more than 40% of the Trust's outstanding shares of beneficial interest without the prior action of the Trust's Board of Trustees to the effect that they do not object to such increased ownership.

     In August 1994, Mr. Phillips and his affiliates, primarily ART and BCM, owned approximately 39.9% of the Trust's outstanding shares of beneficial interest. This shareholder group desired to purchase additional shares of the Trust and requested that the Trust's Board of Trustees consider the elimination of the limitation on the percentage of shares which may be acquired by the shareholder group. The Board of Trustees reviewed the limitation and determined that, due to the fact that Mr. Freidman is no longer affiliated with the shareholder group, and had disposed of any shares of the Trust which he or his affiliates may have owned, the limitation should no longer apply to Mr. Friedman or his affiliates. The Board of Trustees also determined that there was no reason to object to the purchase of additional shares of the Trust by the shareholder group and on August 23, 1994, the Trust's Board of Trustees adopted a resolution to the effect that they do not object to the acquisition of up to 49% of the Trust's outstanding shares of beneficial interest by Mr. Phillips and his affiliates. In determining total ownership, shares of beneficial interest of the Trust, if any, owned by Mr. Freidman and his affiliates are no longer to be included. Pursuant to this action Mr. Phillips and his affiliates may not acquire more than 49% of the Trust's outstanding shares of beneficial interest without the prior action of the Trust's Board of Trustees to the effect that they do not object to such increased ownership. At March 15, 1996, Mr. Phillips and his affiliates, primarily ART and BCM, owned approximately 50.5% of the Trust's outstanding shares of beneficial interest. The increase in ownership above 49% is the result of the Trust repurchasing its shares in 1996.

     On March 21, 1996, the Board of Trustees reconsidered the share ownership limitation and determined that there was no reason to object to the purchase by the shareholder group of additional shares in excess of 49% of the Trust's outstanding shares. Accordingly, there is no longer any limitation on the percentage of shares of the Trust which may be acquired by the shareholder group.

CERTAIN BUSINESS RELATIONSHIPS

     In February 1989, the Trust's Board of Trustees voted to retain BCM as the Trust's advisor. BCM is a corporation of which Messrs. Paulson, Endendyk and Holland serve as executive officers. Mr. Phillips served as a director of BCM until December 22, 1989, and as Chief Executive Officer of BCM until September 1, 1992. BCM is owned by a trust for the benefit of the children of Mr. Phillips. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Trust.

     Since February 1, 1991, affiliates of BCM have provided property management services to the Trust. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) SWI, of which Mr. Phillips is the sole shareholder, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of eleven of the Trust's commercial properties and the industrial warehouse facilities owned by one of the real estate partnerships in which the Trust and NIRT are partners to Carmel Realty, which is a company owned by SWI.

     Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Trust and received brokerage commissions in accordance with the advisory agreement. Since December 1, 1992, the Trust has engaged, on a non-exclusive basis, Carmel Realty to perform brokerage services to the Trust. Carmel Realty is a company owned by SWI.

     The Trustees and officers of the Trust also serve as trustees or directors and officers of IORI and TCI. The Trustees owe fiduciary duties to such entities as well as to the Trust under applicable law. IORI and TCI have the same relationship with BCM as the Trust. Mr. Phillips is a general partner of SAMLP, the general partner of NRLP and NOLP. BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. Mr. Phillips served as Chairman of the Board and as a director of ART until November 16, 1992. Messrs. Paulson, Endendyk and Holland serve as executive officers of ART.

     From April 1992 to December 31, 1992, Mr. Stokely was employed as a paid Consultant and since January 1, 1993 as a part-time unpaid Consultant for Eldercare, a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from BCM, of which Mr. Phillips is the sole shareholder. Eldercare filed for bankruptcy protection in July 1993, and was dismissed from bankruptcy on October 12, 1994. Eldercare again filed for bankruptcy protection in May 1995.

RELATED PARTY TRANSACTIONS

     Historically, the Trust has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. The Trust's management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Trust as could have been obtained from unrelated third parties.

     The Trust is engaged with NIRT in the Sacramento Nine and Indcon, L.P. partnerships.

     In September 1990, the Trust's Board of Trustees authorized the purchase of up to $2.0 million of the common shares of ART through negotiated or open market transactions. The Trust's advisor also serves as advisor to ART and at March 15, 1996 ART owned approximately 37.5% of the Trust's outstanding shares of beneficial interest. At March 15, 1996, the Trust owned 409,044 shares of ART common stock which the Trust had purchased in open market transactions in 1990 and 1991 at a total cost to the Trust of $1.6 million. At March 15, 1996 the market value of the ART shares was $3.8 million.

     In December 1990, the Trust's Board of Trustees authorized the purchase of up to $1.0 million of the shares of beneficial interest of NIRT and up to $1.0 million of the shares of TCI common stock through negotiated or open market transactions. The Trustees of the Trust serve as directors of TCI. The officers of the Trust also serve as officers of TCI. BCM, the Trust's advisor, also serves as advisor to TCI. Until March 31, 1994, BCM also served as advisor to NIRT. At March 15, 1996, the Trust owned 84,580 shares of beneficial interest of NIRT at a total cost of $415,000 and 79,500 shares of TCI common stock at a total cost of $235,000, all of which the Trust had purchased in open market transactions in 1990 and 1991. At March 15, 1996, the market value of the NIRT shares was $1.1 million and the market value of the TCI common stock was $795,000.

     In 1994, the Trust paid BCM and its affiliates $1.3 million in advisory fees, $1.6 million in real estate and mortgage brokerage commissions and $570,000 in property and construction management fees and leasing commissions (net of property management fees paid to subcontractors, other than Carmel Realty). In addition, also as provided in the Advisory Agreement, BCM received cost reimbursements from the Trust of $524,000 in 1994.

     Restrictions on Related Party Transactions. The Trust's Declaration of Trust provides that:

          "The Trustees shall not . . . purchase, sell or lease any Real Properties or Mortgages to or from . . . the Advisor or any of [its] Affiliates," and that "[t]he Trustees shall not . . . make any loan to . . . the Advisor or any of [its] Affiliates."

     The Declaration of Trust further provides that:

          "The Trust shall not purchase or lease, directly or indirectly, any Real Property or purchase any Mortgage from the Advisor or any affiliated Person, or any partnership in which any of the foregoing may also be a general partner, and the Trust will not sell or lease, directly or indirectly, any of its Real Property or sell any Mortgage to any of the foregoing Persons." The Declaration of Trust further provides that "the Trust shall not directly or indirectly, engage in any transaction with any Trustee, officer or employee of the Trust or any director, officer or employee of the Advisor . . . or of any company or other organization of which any of the foregoing is an Affiliate, except for . . . [among other things] transactions with . . . the Advisor or Affiliates thereof involving loans, real estate brokerage services, real property management services, the servicing of Mortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which nonaffiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis."

     The Declaration of Trust further provides that:

          "The Trustees shall not . . . invest in any equity Security, including the shares of other REFITS for a period in excess of 18 months, except for shares of a qualified REIT subsidiary, as defined in Section 856(I) of the Internal Revenue Code, and regular or residual interests in REMICs . . . [or] acquire Securities in any company holding investments or engaging in activities prohibited by this Section . . ."

     The Declaration of Trust defines "Affiliate" as follows:

          "As to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares, or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding independent trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person."

     As discussed in "Related Party Transactions", above, since September 1990, the Trust has invested in shares of various real estate entities. As of March 15, 1996, the Trust owned 409,044 shares of ART, 79,500 shares of TCI and 84,580 shares of NIRT. Trustees of the Trust serve as directors of TCI. The officers of the Trust serve as officers of TCI. Messrs. Paulson, Endendyk and Holland are executive officers of ART. BCM is advisor to each of ART and TCI, as well as to the Trust. BCM resigned as advisor to NIRT effective March 31, 1994.

     As noted above, under the terms of the Declaration of Trust, the Trust is prohibited from investing in equity securities for a period in excess of 18 months. In May 1992, the Trust's shareholders approved an amendment to the Trust's Declaration of Trust allowing the Trust to hold these shares of ART, NIRT and TCI until July 30, 1996. If Proposal Three is approved by the shareholders, the Trust will have no limitation on the holding of any investments in equity securities.

     From 1990 until January 1995, all related party transactions that the Trust entered into were required to be reviewed by the Related Party Transaction Committee of the Trust's Board of Trustees to determine whether such transactions were (i) fair to the Trust and (ii) were permitted by the Trust's governing documents. Each of the members of the Related Party Transaction Committee was a Trustee who was not an officer, director or employee of the Trust's advisor, BCM, and was not an officer or employee of the Trust. The Related Party Transaction Committee was terminated by the Board of Trustees on January 11, 1995.

     Pursuant to the terms of the Modification of Stipulation of Settlement in the Olive litigation, which became effective on January 11, 1995, certain related party transactions which the Trust may enter into prior to April 28, 1999, require the unanimous approval of the Board of Trustees. In addition, such related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Board of Trustees that the transaction is in the best interests of the Trust and that no other opportunity exists that is as good as the opportunity presented by such transaction.

     The Modification requirements for related party transactions do not apply to direct contractual agreements for services between the Trust and the Advisor or one of its affiliates (including the Advisory Agreement, the Brokerage Agreement and the property management contracts). These agreements, pursuant to the specific terms of the Modification, require the prior approval by two-thirds of the Trustees of the Trust, and if required, approval by a majority of the Trust's shareholders. The Modification requirements for related party transactions also do not apply to joint ventures between or among the Trust and IORI, NIRT or TCI or any of their affiliates or subsidiaries and a third party having no prior or intended future business or financial relationship with Mr. Phillips, Mr. Friedman, the Advisor, or any affiliate of such parties. Such joint ventures may be entered into on the affirmative vote of a majority of the Trustees of the Trust.

                                 PROPOSAL TWO:
                     THE RENEWAL OF THE ADVISORY AGREEMENT

     The Board of Trustees recommends that Shareholders approve the renewal through the next annual meeting of shareholders of the current advisory agreement described below between the Trust and BCM. A copy of the Advisory Agreement appears as Appendix A to this Proxy Statement and is described below under "The Advisory Agreement". The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the renewal of the Advisory Agreement.

     If Shareholders approve this Proposal Two, the Advisory Agreement will have a term extending through the next annual meeting of Shareholders, and any renewal of the Advisory Agreement thereafter will be subject to Shareholder approval in accordance with the provisions of the Declaration of Trust.

THE ADVISORY AGREEMENT

     BCM has served as advisor to the Trust since March 28, 1989. The current Advisory Agreement was entered into effective December 1, 1992, and was approved by the shareholders at the Trust's annual meeting of shareholders held on April 26, 1993. The shareholders approved the renewal of the Advisory Agreement at the Trust's annual meeting of shareholders held on March 7, 1995.

     Under the Advisory Agreement, the Advisor is required to formulate and submit annually for approval by the Trust's Board of Trustees a budget and business plan for the Trust containing a twelve-month forecast of operations and cash flow, a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, and other investments, and the Advisor is required to report quarterly to the Trust's Board of Trustees on the Trust's performance against the business plan. In addition, all transactions or investments by the Trust shall require prior approval by the Trust's Board of Trustees unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to the Advisor by the Trust's Board of Trustees.

     The Advisory Agreement also requires prior approval of the Trust's Board of Trustees for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that the Advisor shall be deemed to be in a fiduciary relationship to the Trust's shareholders; contains a broad standard governing the Advisor's liability for losses by the Trust; and contains guidelines for the Advisor's allocation of investment opportunities as among itself, the Trust and other entities it advises.

     The Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Trust and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of the Trust (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Trust's net income.

     The Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Trust during such fiscal year exceeds the sum of: (i) the cost of each such property as originally recorded in the Trust's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Trust, and (iii) all closing costs, (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (i) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period before depreciation and inclusive of operating income and sales consideration and (ii) the aggregate net operating income from all real estate owned by the Trust for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

     Additionally, pursuant to the Advisory Agreement, BCM or an affiliate of BCM is to receive an acquisition commission for supervising the acquisition, purchase or long term lease of real estate for the Trust equal to the lesser of
(i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property; provided that the purchase price of each property (including acquisition commissions and all real estate brokerage fees) may not exceed such property's appraised value at acquisition.

     The Advisory Agreement requires BCM or any affiliate of BCM to pay to the Trust one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Trust, provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (i) 2% of the amount of the loan committed by the Trust or
(ii) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

     The Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by the Trust equal to the lesser of (i) 1% of the amount of the loan purchased or (ii) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Trust of any mortgage loan.

     Under the Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to the Trust or refinancing on Trust properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced or (ii) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Trust's Board of Trustees. No fee shall be paid on loan extensions.

     Under the Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it, in the performance of advisory services to the Trust.

     Under the Advisory Agreement (as required by the Trust's Declaration of Trust), all or a portion of the annual advisory fee must be refunded by the Advisor to the Trust if the Operating Expenses of the Trust (as defined in the Trust's Declaration of Trust) exceed certain limits specified in the Declaration of Trust based on the book value, net asset value and net income of the Trust during such fiscal year. The operating expenses of the Trust did not exceed such limitation in 1992, 1993 or 1994.

     Additionally, if the Trust were to request that BCM render services to the Trust other than those required by the Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. The Trust has hired Carmel, Ltd., an affiliate of BCM, to provide property management for the Trust's properties and, the Trust has engaged Carmel Realty, also an affiliate of BCM, on a non-exclusive basis, to provide brokerage services for the Trust.

     BCM may only assign the Advisory Agreement with the prior consent of the Trust.

     The directors and principal officers of BCM are set forth below.

MICKEY NED PHILLIPS:                 Director
RYAN T. PHILLIPS:                    Director
RANDALL M. PAULSON:                  President
MARK W. BRANIGAN                     Executive Vice President
OSCAR W. CASHWELL:                   Executive Vice President
BRUCE A. ENDENDYK:                   Executive Vice President
THOMAS A. HOLLAND:                   Executive Vice President and Chief Financial
                                     Officer
COOPER B. STUART:                    Executive Vice President
CLIFFORD C. TOWNS, JR:               Executive Vice President, Finance
ROBERT A. WALDMAN:                   Senior Vice President, Secretary and General
                                     Counsel
DREW D. POTERA:                      Vice President, Treasurer and Securities Manager

     Mickey Ned Phillips is Gene E. Phillips' brother and Ryan T. Phillips is Gene E. Phillips' son. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, Mr. Phillips has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Trust.

     The Board of Trustees recommends that Shareholders approve the renewal of the Trust's current Advisory Agreement with BCM because the terms of such agreement are, in its view, as favorable to the Trust as those that would be obtained from unaffiliated third parties for the performance of similar services, while at the same time the Advisory Agreement gives BCM adequate incentive to improve the performance of the Trust's properties and mortgages.

                                PROPOSAL THREE:
                    THE REPEAL OF SUBPART (E) OF SECTION 5.3
                      OF THE TRUST'S DECLARATION OF TRUST

     The Board of Trustees recommends that Shareholders approve the repeal of subpart(e) of Section 5.3 of the Trust's Declaration of Trust which limits the Trust's ability to invest in certain unimproved, non-income producing property. Subpart (e) of Section 5.3 currently provides as follows:

     5.3  Restrictions. The Trustees shall not:

                                     . . .
         (e) invest any of the total Trust assets in unimproved, non-income producing Real Property, or in participation in unimproved, non-income-producing Real Property, or Mortgage Loans in unimproved, non-income-producing Real Property, excluding Real Property which is being developed or will be developed within a reasonable period of time, and excluding a lien interest when given by a borrower as additional security on a permitted type of mortgage loan;

                   THE BOARD OF TRUSTEES RECOMMENDS THAT THE
                      SHAREHOLDERS APPROVE PROPOSAL THREE.

BACKGROUND AND REASONS FOR REPEAL OF SUBPART (E)

     The Trust's Declaration of Trust sets forth certain restrictions on the ability of the Board of Trustees to invest the Trust's assets. One restriction is the limitation set forth in subpart (e) of Section 5.3 which limits the Trust's ability to invest in certain unimproved, non-income producing property.

     The Board of Trustees believes this provision unnecessarily restricts the possible scope of the Trust's investment activities. In the event that the Trust has an opportunity to invest in unimproved property which could result in a substantial return to the Trust, the Trust should not be restricted from entering into such a transaction. The Board of Trustees has not identified any specific unimproved property for possible acquisition by the Trust at this time.

                                 PROPOSAL FOUR:
            THE REPEAL OF SUBPART (G) OF SECTION 5.3 OF THE TRUST'S
                              DECLARATION OF TRUST

     The Board of Trustees recommends that Shareholders approve the repeal of subpart (g) of Section 5.3 of the Trust's Declaration of Trust which limits the time which the Trust may hold investments in equity securities. This subpart originally provided that the Trust shall not invest in any equity security, including shares of other real estate investment trusts for a period in excess of 18 months except for shares of a qualified real estate investment trust ("REIT") subsidiary as defined in Section 856(I) of the Internal Revenue Code, and regular or residual interests in REMICs. In May 1992, the Shareholders approved an amendment to subpart (g) which provided for an exception which would allow the Trust to hold its current investments in the equity securities of three entities until July 30, 1996. Subpart (g) of Section 5.3 currently provides as follows (language added by the May 1992 amendment is underlined):

          The Trustees shall not . . .

             "g) invest in any equity Security, including the Shares of other REITS for a period in excess of 18 months except for shares of a qualified REIT subsidiary, as defined in Section 856(I) of the Internal Revenue Code, and regular or residual interests in REMICs and except for the Shares of American Realty Trust, Inc., National Income Realty Trust and Transcontinental Realty Investors, Inc. owned as of February 18, 1992, which investments may be held until July 30, 1996."

                   THE BOARD OF TRUSTEES RECOMMENDS THAT THE
                      SHAREHOLDERS APPROVE PROPOSAL FOUR.

BACKGROUND AND REASONS FOR REPEAL OF SUBPART (G)

     On September 28, 1990, the Board of Trustees authorized the purchase of up to $2.0 million of the shares of common stock of ART through negotiated or open market transactions. As of October 9, 1991, the Trust had purchased 409,044 shares of ART, representing approximately 9.7% of ART's outstanding shares on such date. Such purchases were all made on the open market at prices ranging from $2.56 to $4.69 per share.

     In addition, on December 10, 1990, the Board of Trustees authorized the purchase of up to $1.0 million of shares of common stock of TCI and $1.0 million of shares of beneficial interest of NIRT through negotiated or open market transactions. As of February 18, 1992, the Trust had purchased 79,500 shares of common stock of TCI, representing approximately 1.8% of TCI's outstanding shares on such date. All such shares were purchased on the open market at prices ranging from $4.68 to $8.62 per share. Also, as of February 18, 1992, the Trust had purchased 63,549 shares of beneficial interest of NIRT, representing approximately 1.9% of NIRT's outstanding shares on such date. All such shares were purchased on the open market at prices ranging from $5 7/8 to $6 3/4 per share. TCI has the same officers and directors or trustees as the Trust. Messrs. Paulson (President of the Trust), Endendyk (Executive Vice President of the Trust) and Holland (Executive Vice President and Chief Financial Officer of the Trust) are executive officers of ART. BCM is the advisor to TCI as well as to the Trust.

     Absent the approval of the amendment it will be necessary for the Trust to begin to sell the shares of ART, TCI and NIRT in which it has invested and be totally divested of such shares by July 30, 1996. As of March 15, 1996, the Trust owned 409,044 shares of ART, 79,500 shares of TCI and 84,580 shares of NIRT. Based upon the consolidated balance sheet of the Trust at December 31, 1995, at such date, the Trust's investment in these securities, based upon original cost of $2,240,373 constituted approximately 1.0% of the Trust's total assets.

     As noted above, under the terms of the Declaration of Trust, the Trust is prohibited from holding these equity securities beyond July 30, 1996. Therefore, it will be necessary for the Trust to sell the shares of ART, TCI and NIRT in which it has invested. The Trust is seeking Shareholder approval of an amendment to the Declaration of Trust to permit the Trust to continue to own such shares, as well as any other equity securities for whatever period of time the Board of Trustees may determine to be appropriate.

     The Trust's investment in the ART shares was at an average price of $3.90 per share for an aggregate investment of $1,594,000. On March 15, 1996, the current value of the investment was $3.8 million based upon the current market price of the ART shares of $9.50 per share as reported on the New York Stock Exchange, Inc. (the "NYSE"). The Trust's investment in the TCI shares was at an average price of $6.55 per share for an aggregate investment of $231,363. On March 15, 1996, the current value of the investment was $795,000 based upon the current market price of the TCI shares of $10.00 per share, as reported on the NYSE. The Trust's investment in the NIRT shares was at an average price of $6.53 per share for an aggregate investment of $460,730. On March 15, 1996, the current value of the investment was $1.1 million based upon the current market price of the NIRT shares of $13.00 per share, as reported on the National Association of Securities Dealers Automated Quotation/National Market System.

     Management believes that the required disposition of the ART, TCI and NIRT shares at this time would not be beneficial to the Trust and that holding the shares as a longer-term investment may allow the Trust to realize a greater profit on its investment.

EFFECTS UPON AFFILIATES; POTENTIAL FOR CONFLICTS OF INTEREST

     Certain affiliates of the management of the Trust also have substantial ownership in each of ART and TCI. BCM, the advisor to the Trust, owns approximately 42% of ART's outstanding shares. In combination with other affiliates, including the Trust, the total ownership in ART as of March 15, 1996 is approximately 51%.

     ART owns 1,138,420 shares of TCI which is approximately 28.5% of TCI's outstanding shares. In combination with other affiliates, including the Trust, the total ownership in TCI as of March 15, 1996 is approximately 38%.

     The proposal for continued ownership by the Trust of these securities may present a conflict of interest for management and its affiliates which own securities in each of ART and TCI. The required disposition of securities by the Trust could have a negative impact on the share price for each entity thereby affecting the value of the affiliates investments. In addition, to the extent that the Trust's ownership may provide additional voting control to management over such entities, such control would be reduced if the Trust disposed of its securities.

                         SELECTION OF AUDITORS FOR 1995

     The Board of Trustees has selected BDO Seidman to serve as the auditors for the Trust for the 1995 fiscal year. The Trust's auditors for the 1994 fiscal year were BDO Seidman. A representative of BDO Seidman is expected to attend the annual meeting.

                                 OTHER MATTERS

     Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

             INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED ON

     As described herein, the executive officers of the Trust also serve as executive officers of, and are employed by, BCM. Such executive officers could therefore be deemed to benefit financially from shareholder approval of the renewal of the Trust's Advisory Agreement with BCM pursuant to Proposal Two.

                              FINANCIAL STATEMENTS

     The audited financial statements of the Trust, in comparative form for the years ended December 31, 1994, 1993 and 1992 are contained in the 1994 Annual Report to Shareholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

                            SOLICITATION OF PROXIES

     THIS PROXY STATEMENT IS FURNISHED TO SHAREHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE TRUSTEES OF THE TRUST. The cost of soliciting proxies will be borne by the Trust. Trustees and officers of the Trust may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Trust has retained Shareholder Communications Corporation ("SCC") to assist in the solicitation of proxies. An agreement with SCC provides that it will distribute materials relating to the solicitation of proxies, contact Shareholders to confirm receipt of materials and answer questions relating thereto. SCC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provisions of such services.
                            ------------------------

     COPIES OF THE TRUST'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO CONTINENTAL MORTGAGE AND EQUITY TRUST, 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231,
ATTENTION: DIRECTOR OF INVESTOR RELATIONS.

                                            By Order of the Board of Trustees

                                            Randall M. Paulson
                                            President

     THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT YOU VOTE FOR ALL FIVE OF THE NOMINEES AND THAT YOU VOTE FOR THE APPROVAL OF THE RENEWAL OF THE CURRENT ADVISORY AGREEMENT, FOR THE REPEAL OF SUBPART (E) OF SECTION 5.3 OF THE DECLARATION OF TRUST AND FOR THE REPEAL OF SUBPART (G) OF SECTION 5.3 OF THE DECLARATION OF TRUST BY VOTING FOR PROPOSALS TWO, THREE AND FOUR ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF TRUSTEES URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                                                                      APPENDIX A

                               ADVISORY AGREEMENT

                                    BETWEEN

                     CONTINENTAL MORTGAGE AND EQUITY TRUST

                                      AND

                         BASIC CAPITAL MANAGEMENT, INC.

     THIS AGREEMENT dated as of March 7, 1995, between Continental Mortgage and Equity Trust, a California real estate investment trust (the "Trust") and Basic Capital Management, Inc., a Nevada corporation (the "Advisor").

                                  WITNESSETH:

     WHEREAS:

     1. The Trust owns a complex, diversified portfolio of real estate, mortgages and other assets, including many non-performing or troubled assets.

     2. The Trust is an active real estate investment trust with funds available for investment primarily in the acquisition of income-producing real estate and to a lesser extent in short and medium term mortgages.

     3. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

     1. Duties of the Advisor. Subject to the supervision of the Board of Trustees, the Advisor will be responsible for the day-to-day operations of the Trust and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Trust as may be appropriate, including:

          (a) preparing and submitting an annual budget and business plan for approval by the Board of the Trust (the "Business Plan");

          (b) using its best efforts to present to the Trust a continuing and suitable investment program consistent with the investment policies and objectives of the Trust as set forth in the Business Plan;

          (c) using its best efforts to present to the Trust investment opportunities consistent with the Business Plan and such investment program as the Trustees may adopt from time to time;

          (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Trust, including the investment of reserve funds and surplus cash in short-term money market investments;

          (e) serving as the Trust's investment and financial advisor and providing research, economic, and statistical data in connection with the Trust's investments and investment and financial policies;

          (f) on behalf of the Trust, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Trust's behalf any consultants or third party professionals, other than legal counsel, without prior Board approval;

          (g) consulting with the Trustees and furnishing the Trustees with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange, or otherwise), holding, and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Trust;

          (h) obtaining for the Trustees such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Trust, paying the debts and fulfilling the obligations of the Trust, and handling, prosecuting, and settling any claims of the Trust, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

          (i) obtaining for and at the expense of the Trust such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Trust, provided, however, the compensation for such services shall be agreed to by the Trust and the service provider;

          (j) advising the Trust in connection with public or private sales of shares or other securities of the Trust, or loans to the Trust, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

          (k) quarterly and at any time requested by the Trustees, making reports to the Trustees regarding the Trust's performance to date in relation to the Trust's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

          (l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Trust;

          (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with shareholders of the Trust; and

          (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

     2. No Partnership or Joint Venture. The Trust and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

     3. Records. At all times, the Advisor shall keep proper books of account and records of the Trust's affairs which shall be accessible for inspection by the Trust at any time during ordinary business hours.

     4. Additional Obligations of the Advisor. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Trust as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code, (b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Trust or over its securities, (c) cause the Trust to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Declaration of Trust of the Trust.

     5. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Trust, under such terms and conditions as the Trustees may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Trustees and to the auditors of the Trust.

     6. Bond. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Trustees from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Trust and any investment documents or records pertaining to investments of the Trust. Such bond shall inure to the benefit of the Trust in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Trust.

     7. Information Furnished Advisor. The Trustees shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Trust shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Trust's affairs as the Advisor may from time to time reasonably request.

     8. Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Trustees, and shall, at the request of the Trustees or the officers of the Trust, furnish advice and recommendations with respect to any aspect of the business and affairs of the Trust, including any factors that in the Advisor's best judgment should influence the policies of the Trust.

     9. Annual Business Plan and Budget. No later than January 15th of each year, the Advisor shall submit to the Trustees a written Business Plan for the current Fiscal Year of the Trust. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Trust. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Trust. Upon approval by the Board of Trustees, the Advisor shall be authorized to conduct the business of the Trust in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Trustees unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Trustees with a report comparing the Trust's actual performance for such quarter against the Business Plan.

     10. Definitions. As used herein, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding non-interested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

          (b) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

          (c) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Trust, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Trustees.

          (d) "Book Value of Invested Assets" shall mean the Book Value of the Trust's total assets (without deduction of any liabilities), but excluding
     (i) goodwill and other intangible assets, (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less.

          (e) "Business Plan" shall mean the Trust's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

          (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

          (g) "Gross Asset Value" shall mean the total assets of the Trust after deduction of allowance for amortization, depreciation or depletion and valuation reserves.

          (h) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

          (i) "Net Asset Value" shall mean the Book Value of all the assets of the Trust minus all the liabilities of the Trust.

          (j) "Net Income" for any period shall mean the Net Income of the Trust for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11(a) and 11(b), respectively, herein, and inclusive of gain or loss of the sale of assets.

          (k) "Net Operating Income" shall mean rental income less property operating expenses.

          (l) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

          (m) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

     All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Trust may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Trust's Declaration of Trust and Trustees' Regulations.

     11. Advisory Compensation.

     (a) Gross Asset Fee. On or before the twenty-eighth day of each month during the term hereof the Trust shall pay to the Advisor, as compensation for the basic management and advisory services rendered to the Trust hereunder, a fee at the rate of .0625% per month of the average of the Gross Asset Value of the Trust at the beginning and at the end of the next preceding calendar month. Without negating the provisions of Sections 18, 19, 22 and 23 hereof, the annual rate of the Gross Asset Fee shall be .75% per annum.

     (b) Net Income Fee. As an incentive for successful investment and management of the Trust's assets, the Advisor will be entitled to receive a fee equal to 7.5% per annum of the Trust's Net Income for each Fiscal Year or portion thereof for which the Advisor provides services. To the extent the Trust has Net Income in a quarter, the 7.5% Net Income Fee is to be paid quarterly on or after the third business day following the filing of the report on Form 10-Q with the Securities and Exchange Commission, except for the payment for the fourth quarter, ended December 31, which is to be paid on or after the third business day following the filing of the report on Form 10-K with the Securities and Exchange Commission. The 7.5% Net Income Fee is to be cumulative within any Fiscal Year, such that if the Trust has a loss in any quarter during the Fiscal Year, each subsequent quarter's payment shall be adjusted to maintain the 7.5% per annum rate, with final settlement being made with the fourth quarter payment and in accordance with audited results for the Fiscal Year. The 7.5% Net Income Fee is not cumulative from year to year.

     (c) Acquisition Commission. For supervising the acquisition, purchase or long term lease of Real Property for the Trust, the Advisor is to receive an Acquisition Commission equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; or
(ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property. The aggregate of each purchase price of each property (including the Acquisition Commissions and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

     (d) Incentive Sales Compensation. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Trust's Real Property, the Trust shall pay to the Advisor, on or before the 45th day after the close of each Fiscal Year, an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Trust during such Fiscal Year exceeds the sum of: (i) the cost of each such Real Property as originally recorded in the Trust's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Trust, and (iii) all closing costs, (including real estate commissions) incurred in the sale of such Real Property; provided, however, no incentive fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Trust for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

     (e) Mortgage or Loan Acquisition Fees. For the acquisition or purchase from an unaffiliated party of any existing mortgage or loan by the Trust, the Advisor or an Affiliate is to receive a Mortgage or Loan Acquisition Fee equal to the lesser of (a) 1% of the amount of the mortgage or loan purchased by the Trust or
(b) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Trust of any mortgage loan.

     (f) Mortgage Brokerage and Equity Refinancing Fees. For obtaining loans to the Trust or refinancing on Trust properties, the Advisor or an Affiliate is to receive a Mortgage Brokerage and Equity Refinancing Fee equal to the lesser of
(a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without the approval of the Board of Trustees. No fee shall be paid on loan extensions.

     12. Limitation on Third Party Mortgage Placement Fees. The Advisor or any of its Affiliates shall pay to the Trust, one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Trust, provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Trust or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

     13. Statements. The Advisor shall furnish to the Trust not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Trust's financial statements; any payment by the Trust or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Trust.

     14. Compensation for Additional Services. If and to the extent that the Trust shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Trust other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Trust from time to time. In particular, but without limitation, if the Trust shall request that the Advisor perform property management, leasing, loan disbursement or similar functions, the Trust and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

     15. Expenses of the Advisor. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

          (a) employment expenses of the personnel employed by the Advisor (including Trustees, officers, and employees of the Trust who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personnel expenses described in Sections 16(e) and (p);

          (b) advertising and promotional expenses incurred in seeking investments for the Trust;

          (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Trust, except as any of such expenses relates to an office maintained by the Trust separate from the office of the Advisor; and

          (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

     16. Expenses of the Trust. The Trust shall pay all of its expenses not assumed by the Advisor, including without limitation, the following expenses:

          (a) the cost of money borrowed by the Trust;

          (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Trust;

          (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Trust's securities;

          (d) fees, salaries, and expenses paid to officers, and employees of the Trust who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

          (e) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition, and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services, (ii) internal auditing, (iii) foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services;

          (f) expenses of maintaining and managing real estate equity interests;

          (g) insurance, as required by the Trustees (including Trustees' liability insurance);

          (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Trust;

          (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Trust;

          (j) all expenses connected with communications to holders of securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Trust's securities;

          (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Trust and for preparing and filing Federal, State and Local tax returns;

          (l) transfer agent's, registrar's, and indenture trustee's fees and charges;

          (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses (c) and (e) of this Section 16;

          (n) expenses incurred by the Advisor, arising from the sales of Trust properties, including those expenses related to carrying out foreclosure proceedings;

          (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

          (p) costs and expenses connected with computer services, including but not limited to employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

          (q) costs and expenses associated with risk management (i.e. insurance relating to the Trust's assets);

          (r) loan refinancing compensation; and

          (s) expenses associated with special services requested by the Trustees pursuant to Section 14 hereof.

     17. Other Activities of Advisor. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Trust, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Trust any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Trust's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time.

     18. Limitation on Operating Expenses. To the extent that the operating expenses of the Trust for any Fiscal Year exceeds the limitation set forth in the Trust's Declaration of Trust as amended from time to time, or any similar limitation (if contained) in a successor Declaration of Trust or Certificate of Incorporation, the Advisor shall refund to the Trust such portion of its fees payable hereunder as may be required by such Section.

     19. Term; Termination of Agreement. This Agreement shall continue in force until the next Annual Meeting of Shareholders of the Trust, and, thereafter, it may be renewed from year to year, subject to any required approval of the Shareholders of the Trust and, if any Trustee is an Affiliate of the Advisor, the approval of a majority of the Trustees who are not so affiliated. Notice of renewal shall be given in writing by the Trustees to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Trust to the Advisor or 120 days' written notice by the Advisor to the Trust, in the former case by the vote of a majority of the Trustees who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Trust. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control or management of the Advisor, the Trust may terminate this Agreement without penalty and without advance notice to the Advisor.

     20. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

     21. Assignment. This Agreement shall not be assigned by the Advisor without the prior consent of the Trust. The Trust may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Trust. Such an assignment or any other assignment of this Agreement by the Advisor shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Trust without the consent of the Advisor, except in the case of assignment by the Trust to a corporation, association, trust, or other organization that is a successor to the Trust. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Trust is bound hereunder.

     22. Default, Bankruptcy, etc. At the option solely of the Trustees, this Agreement shall be and become terminated immediately upon written notice of termination from the Trustees to the Advisor if any of the following events shall occur:

          (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

          (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

          (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

     The Advisor agrees that if any of the events specified in subsections (b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Trustees within seven days after the occurrence of such event.

     23. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

          (a) pay over to the Trust all monies collected and held for the account of the Trust pursuant to this Agreement;

          (b) deliver to the Trustees a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Trustees; and

          (c) deliver to the Trustees all property and documents of the Trust then in the custody of the Advisor.

     24. Miscellaneous. The Advisor shall be deemed to be in a fiduciary relationship to the shareholders of the Trust. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Trustees in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Trust, the Trustees, the holders of securities of the Trust or to any successor or assign of the Trust for any losses arising from the operation of the Trust if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Trust and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

     25. Notices. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

     The Trustees and/or the Trust:
        Continental Mortgage and Equity Trust
        Search Plaza
        10670 North Central Expressway
        Suite 600
        Dallas, Texas 75231
        Attention: President

     The Advisor:
        Basic Capital Management, Inc.
        Search Plaza
        10670 North Central Expressway
        Suite 600
        Dallas, Texas 75231
        Attention: Executive Vice President and Chief Financial Officer

     Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

     26. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

     27. Governing Law. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.

     28. Execution. This instrument is executed and made on behalf of the Trust by an officer of the Trust, not individually but solely as an officer and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees, or agents of the Trust personally, but bind only the Trust property.

     IN WITNESS WHEREOF, CONTINENTAL MORTGAGE AND EQUITY TRUST, and BASIC CAPITAL MANAGEMENT, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                    CONTINENTAL MORTGAGE AND EQUITY TRUST

                                    By: /s/ OSCAR W. CASHWELL
                                        Oscar W. Cashwell
                                        President

                                    BASIC CAPITAL MANAGEMENT, INC.

                                    By: /s/ HAMILTON P. SCHRAUFF
                                        Hamilton P. Schrauff
                                        Executive Vice President

                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 30, 1996
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
                    CONTINENTAL MORTGAGE AND EQUITY TRUST

        The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Shareholders of CONTINENTAL MORTGAGE AND EQUITY TRUST, to be held on Tuesday, April 30, 1996, at 10:00 a.m., or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

        THE BOARD OF TRUSTEES OF CONTINENTAL MORTGAGE AND EQUITY TRUST RECOMMENDS A VOTE FOR ALL FIVE NOMINEES, FOR THE RENEWAL OF THE ADVISORY AGREEMENT, FOR REPEAL OF SUBPART (E) OF SECTION 5.3 OF THE TRUST'S DECLARATION OF TRUST AND FOR THE REPEAL OF SUBPART (G) OF SECTION 5.3 OF THE TRUST'S DECLARATION OF TRUST.

        YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF TRUSTEES BY MARKING THE BOXES FOR ELECTION OF TRUSTEES, FOR THE RENEWAL OF THE ADVISORY AGREEMENT, FOR REPEAL OF SUBPART (E) OF SECTION 5.3 OF THE TRUST'S DECLARATION OF TRUST AND FOR THE REPEAL OF SUBPART (G) OF SECTION 5.3 OF THE DECLARATION OF TRUST. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR THE RENEWAL OF THE ADVISORY AGREEMENT, FOR REPEAL OF SUBPART (E) OF SECTION 5.3 OF THE TRUST'S DECLARATION OF TRUST AND FOR THE REPEAL OF SUBPART (G) OF SECTION 5.3 OF THE DECLARATION OF TRUST. THIS PROXY REVOKES ALL PREVIOUS PROXIES.

          (continued and to be signed and dated on the other side)


[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

                                         FOR                    WITHHOLD
                                 all nominees (except         AUTHORITY TO
                                   as marked to the       vote for all nominees
                                    contrary below)           listed below
1. Election of Trustees:                 [ ]                       [ ]

   For, except vote withheld from the following nominee(s):

   __________________________________________________


Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. When a proxy card is properly executed and returned, the Shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Trustees. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Trustees takes action to reduce the number of Trustees, for such other person(s) as he or she may select in place of such nominees.

                                                     FOR     AGAINST     ABSTAIN

2. Approval of the renewal of the current advisory   [ ]       [ ]         [ ]
   agreement between the Trust and Basic Capital
   Management, Inc.:

3. Approval of the repeal of Subpart (e) of          [ ]       [ ]         [ ]
   Section 5.3 of the Trust's Declaration of Trust:

4. Approval of the repeal of Subpart (g) of          [ ]       [ ]         [ ]
   Section 5.3 of the Trust's Declaration of Trust:

5. Other Business: I authorize the aforementioned    [ ]       [ ]         [ ]
   proxies in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

SIGNATURE _______________________________________________ DATE _________________

SIGNATURE (if held jointly)  ____________________________ DATE _________________

TITLE __________________________________________________________________________
NOTE: Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.